UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023 (August 30, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2023, 1847 Holdings LLC, a Delaware limited liability company (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with MC Parent, LLC, a Delaware limited liability company (“Master Cutlery”) and certain other parties set forth in the Agreement (each a “Seller”). Pursuant to the Agreement, each Seller agreed to sell its membership interests or other equity securities of Master Cutlery. The purchase price consists of (i) $1.00, and (ii) the payment of outstanding indebtedness of Master Cutlery and transaction expenses, provided that such amount does not exceed $4,500,000.

Founded in 1982, Master Cutlery is a U.S. based designer and supplier of knives and other products within the everyday, carry, hunting, fishing tactical and general outdoor market. Master Cutlery is a market leader with a portfolio of 17 proprietary and licensed brands and over 2,600 SKUs across 100+ product segments with the majority designed exclusively by Master Cutlery or for Master Cutlery. Master Cutlery has established a market leading position through 40+ years of offering products that are well known for their quality, modern design and outstanding value. Master Cutlery has established an omnichannel footprint and is present in all major industry channels, including e-commerce, retail, distributors and direct to consumer. Master Cutlery holds extensive intellectual property, including patent-pending knife-locking mechanisms and exchangeable blade systems that are unique in the marketplace.

The Agreement contains customary representations and warranties of the Company and Master Cutlery relating to their respective businesses, in each case generally subject to knowledge and materiality qualifiers. Additionally, the closing of the Agreement is subject to customary closing conditions, including, without limitation, the receipt of all authorizations and consents; the receipt of any required consents of any third parties; the release of any security interests; the Company obtaining the requisite acquisition financing; and delivery of certificates and other closing documents required for the transfer of the equity interests of Master Cutlery to the Company. The Company may assign its rights under the contract to a subsidiary or other affiliate.

The representations and warranties of the Company and Master Cutlery contained in the Agreement will not survive the closing, and from and after the closing, the Company and Master Cutlery will not have any further obligations, nor shall any claim be asserted or action be brought against the Company or their respective representatives with respect thereto. The covenants and agreements made by the Company and Master Cutlery in the Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the closing, except for those covenants and agreements contained therein that by their terms apply or are to be performed in whole or in part after the closing (which such covenants shall survive the closing and continue until fully performed in accordance with their terms).

Item 8.01 Other Events.

On August 30, 2023, the Company issued a press release announcing the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued on August 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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